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As filed with the Securities and Exchange Commission on May 21, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

AVISTAR COMMUNICATIONS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	88-0463156 (I.R.S. Employer Identification Number)
555 Twin Dolphin Drive, Suite 360 Redwood Shores, California 94065 (Address, including zip code of Registrant's principal executive offices)

2000 STOCK OPTION PLAN 2000 DIRECTOR OPTION PLAN (Full title of the plans)

Gerald J. Burnett
Chairman of the Board and Chief Executive Officer
Avistar Communications Corporation
555 Twin Dolphin Drive, Suite 360
Redwood Shores, California 94065
(650) 610-2900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to: Robert P. Latta, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94306 (650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value, to be issued under the 2000 Stock Option Plan(1)	2,400,000 shares	$0.80	$1,920,000	$243.26

Common Stock, $0.001 par value, to be issued under the 2000 Director Option Plan(2)	350,000 shares	$0.80	$280,000	$35.48

Total				$278.74

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the applicable plan by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.

(2)
The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee of shares reserved for future issuance under the applicable plan. The computation is based on the average of the high and low price of the Registrant's Common Stock as reported on the Nasdaq SmallCap Market on May 19, 2004 because the price at which the options to be granted in the future may be exercised is not currently determinable.

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

        This Registration Statement registers additional shares of the Registrant's Common Stock to be issued pursuant to the Registrant's 2000 Stock Option Plan and the 2000 Director Option Plan. Accordingly, the contents of the previous Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission ("SEC") on (i) August 16, 2000 (File No. 333-43944), and (ii) June 27, 2001 (File No. 333-63914), (collectively, the "Previous Form S-8s"), including periodic reports that the Registrant filed after the Previous Form S-8s to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. The reports the Registrant has most recently filed with the SEC are listed below:

  (a)
  The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 as filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on March 16, 2004, as amended on March 26, 2004.

  (b)
  Proxy Statement filed on April 23, 2004 in connection with the Annual Meeting of Stockholders to be held on June 2, 2004.

  (c)
  The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004, as filed pursuant to Section 13(a) of the Exchange Act on May 11, 2004.

  (d)
  The Registrant's Current Report on Form 8-K, as filed pursuant to Section 13 of the Exchange Act on March 26, 2004.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such document.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits.

The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant, Avistar Communications Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood Shores, State of California, on this 21st day of May, 2004.

AVISTAR COMMUNICATIONS CORPORATION
By:	/s/ GERALD J. BURNETT Gerald J. Burnett Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerald J. Burnett and Robert J. Habig jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ GERALD J. BURNETT Gerald J. Burnett	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 21, 2004
/s/ ROBERT J. HABIG Robert J. Habig	Chief Financial Officer (Principal Financial and Accounting Officer)	May 21, 2004
/s/ WILLIAM L. CAMPBELL William L. Campbell	Executive Vice President and Director	May 21, 2004
/s/ R. STEPHEN HEINRICHS R. Stephen Heinrichs	Director	May 21, 2004
/s/ ROBERT P. LATTA Robert P. Latta	Director	May 21, 2004
/s/ ROBERT M. METCALFE Robert M. Metcalfe	Director	May 21, 2004
/s/ DAVID M. SOLO David M. Solo	Director	May 21, 2004

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AVISTAR COMMUNICATIONS CORPORATION

REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit Number	Documents
4.1(1)	2000 Director Option Plan, as amended
4.2(2)	Form of 2000 Director Option Agreement
4.3(2)	2000 Stock Option Plan and form of agreement thereunder
5.1	Opinion of counsel as to legality of securities being registered
23.1	Consent of Counsel (contained in Exhibit 5.1)
23.2	Consent of Independent Auditors
24.1	Power of Attorney (see page 3)

(1)
Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the three months ended June 30, 2003 filed with the Securities and Exchange Commission (SEC) on August 13, 2003.

(2)
Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-39008) as declared effective by the SEC on August 16, 2000.

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REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 8. Exhibits.
SIGNATURES
POWER OF ATTORNEY
AVISTAR COMMUNICATIONS CORPORATION REGISTRATION STATEMENT ON FORM S-8 INDEX TO EXHIBITS